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                                    GE FUNDS

                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

          AGREEMENT, dated as of January 29, 2003, among GE Funds, a Massachusetts Business Trust, on behalf of its series portfolios listed on APPENDIX A (the "Funds") and GE Asset Management Incorporated, a Delaware Corporation ("GEAM").

          WHEREAS, GEAM serves as investment adviser and administrator to each of the Funds;

          WHEREAS, GEAM is currently waiving certain fees and/or absorbing certain expenses of the Funds to maintain expense ratios of the Funds at or below predetermined levels;

          WHEREAS, the Funds desire to induce GEAM to continue to waive fees and/or absorb certain expenses of the Funds to the extent necessary to maintain Fund expense ratios at or below predetermined levels.

          NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties to this Agreement agree as follows:

         Section 1  "OTHER EXPENSE" LIMITATION.

         If, during the period from January 29, 2003 through March 30, 2003, "other expenses" of a Fund exceed applicable expense limitations set forth in APPENDIX B, the excess expenses shall be borne by GEAM.

         For purposes of this Agreement, "other expenses" of a Fund includes fees for shareholder services other than those borne by a Fund (under a shareholder servicing and distribution plan or an advisory and administration agreement adopted by the Funds). Such fees include custodial fees, legal and accounting fees, printing costs and registration fees, the costs of regulatory compliance and membership in the mutual fund industry trade organization, the costs associated with maintaining the GE Funds' legal existence and the costs involved in communicating with shareholders of the Funds.

         Subject to the limitations outlined below, each Fund shall reimburse GEAM, without interest, for fees waived and/or expenses absorbed by GEAM on or after January 28, 2001, for the purpose of maintaining the Fund's expense ratio at or below the expense limitation set forth in APPENDIX B (the "Reimbursement Payments").

         GEAM shall be entitled to Reimbursement Payments from a Fund on the earliest date that any such payments may be made without

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causing the Fund to exceed its expense limitation but shall have no right to any
Reimbursement Payment from a Fund to the extent such payment would cause the Fund to exceed its expense limitation. A Fund's obligation to make Reimbursement Payments with respect to particular fees waived and/or expenses absorbed shall expire five years from the date the fee or expense would otherwise have been accrued by the Fund.

         Section 2  AMENDMENT.

         The provisions of this Agreement may be changed, waived or terminated from time to time by the parties hereto. No provision of this Agreement may be so changed, waived or terminated except by an instrument in writing signed by the party against which such change, waiver or termination is sought.

         Section 3  TERM.

         This Agreement shall become effective January 29, 2003 and shall continue until March 30, 2003, provided this term is specifically approved by the Board of Directors of the Fund, and provided that the term is also approved by a majority of the Board of Directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of any party to this agreement.

         Section 4  GOVERNING LAW.

         This Agreement shall be governed in accordance with the laws of the State of New York.

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         Section 5  MISCELLANEOUS.

         The parties hereto agree that this Agreement is for the benefit and enjoyment of the parties, and that this Agreement confers no right upon any shareholder of the Fund to enforce any provision of this Agreement.

                       **********************************

                           (SIGNATURE PAGE TO FOLLOW)

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized corporate officers and their corporate seals to be hereunto affixed, as of the day and year first above written.

                                  GE Asset Management Incorporated

                                  By: S/Matthew J. Simpson
                                      --------------------
                                  Name:  Matthew J. Simpson
                                  Title: Executive Vice President


                                  GE Funds

                                  By:  S/Michael J. Cosgrove
                                       ---------------------
                                  Name:  Michael J. Cosgrove
                                  Title: Chairman of the Board and President

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                                                                      APPENDIX A

                   SERIES PORTFOLIOS OF GE FUNDS (THE "FUNDS")

GE U.S. Equity Fund
GE Premier Growth Equity Fund
GE Value Equity Fund
GE Mid-Cap Growth Fund
GE Mid-Cap Value Equity Fund
GE Small-Cap Value Equity Fund
GE Global Equity Fund
GE International Equity Fund
GE Europe Equity Fund*
GE Fixed Income Fund
GE Government Securities Fund
GE Short-term Government Fund
GE Tax-Exempt Fund
GE High Yield Fund*
GE Strategic Investment Fund
GE Money Market Fund
GE Premier Research Equity Fund
GE Premier International Equity Fund
GE Premier Value Equity Fund
GE S&P 500 Index Fund*

* The Fund will terminate on or about February 29, 2003.

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                                                                      APPENDIX B

                     EXPENSE LIMITATIONS ON "OTHER EXPENSES"
                     ---------------------------------------
                     (AS A PERCENTAGE OF AVERAGE NET ASSETS)

GE U.S. Equity Fund
     All classes                                                        0.25%

GE Premier Growth Equity Fund
     All Classes                                                        0.30%

GE Value Equity Fund
     All Classes                                                        0.30%

GE Mid-Cap Growth Fund
     All Classes                                                        0.30%

GE Mid-Cap Value Equity Fund
     All Classes                                                        0.25%

GE Small-Cap Value Equity Fund
     All Classes                                                        0.20%

GE Global Equity Fund
     All Classes                                                        0.35%

GE International Equity Fund
     All Classes                                                        0.30%

GE Europe Equity Fund*
     All Classes                                                        0.30%

GE Fixed Income Fund
     All Classes                                                        0.20%

GE Government Securities Fund
     All Classes                                                        0.20%

GE Short-Term Government Fund
     All Classes                                                        0.15%

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GE Tax-Exempt Fund
     All Classes                                                        0.25%

GE High Yield Fund*
     All Classes                                                        0.20%

GE Strategic Investment Fund
     All Classes                                                        0.30%

GE Money Market Fund                                                    0.25%

GE Premier Research Equity Fund
     All Classes                                                        0.25%

GE Premier International
Equity Fund                                                             0.25%
     All Classes

GE Premier Value Equity Fund
     All Classes                                                        0.25%


GE S&P 500 Index Fund*                                                  0.15%



* The Fund will terminate on or about February 29, 2003.